Exhibit 5.3

Amsterdam, 29 May 2026 (the Date) Schlumberger Finance B.V. Parkstraat 83 2514 JG, The Hague The Netherlands (the Addressee)

Norton Rose Fulbright LLP

Advocaten, Notarissen & Solicitors

2Amsterdam 15th floor

Eduard Van Beinumstraat 34, 1077 CZ Amsterdam

PO Box 94142 1090 GC Amsterdam

The Netherlands

Tel +31 (0)20 46 29 300

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nortonrosefulbright.com

Direct line Email Your reference Our reference 1001391109

DUTCH LEGAL OPINION – SCHLUMBERGER FINANCE B.V. – REGISTRATION STATEMENT

Dear Addressee,

We refer to a form S-3 automatic shelf registration statement under the United States Securities Act of 1933, as amended (the Act), with the United States Securities and Exchange Commission (the SEC) on or about the date of this opinion letter (the Registration Statement) filed by Schlumberger Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law, having its corporate seat (statutaire zetel) in The Hague, the Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) (the Trade Register) under number 27243825 (the Company) and SLB N.V. (SLB Limited) (the Guarantor).

You have asked us to render an opinion pertaining to the Company, in connection with certain matters of Dutch law relating to the Registration Statement.

Part 1 of this opinion letter sets out the background of the opinions set out in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject. This opinion letter is governed by Dutch law and is subject to the exclusive jurisdiction of the courts competent in Amsterdam, the Netherlands.

Yours faithfully,

/s/ Norton Rose Fulbright LLP

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1	Background

1.1	We have acted as Dutch law legal advisers to the Issuers in relation to the Registration Statement.

1.2	We have examined originals or copies of the following documents:

(a)	the Registration Statement;

(b)

the prospectus included in the Registration Statement and dated 29 May 2026 (the Prospectus), pursuant to which the Company may, from time to time, offer to sell senior debt securities (Senior Debt Securities);

(c)	a digitally certified excerpt (uittreksel) from the Trade Register dated 29 May 2026 relating to the Company (the Excerpt);

(d)	the deed of incorporation (akte van oprichting) of the Company dated 15 August 2001 (the Deed of Incorporation), containing its articles of association (statuten) (the Articles of Association); and

(e)

a written resolution of the board of managing directors (bestuur) of the Company (the Board) dated 28 May 2026 (the Board Resolution), which contains: (i) the resolution of the Board that the Company is to enter into and file the Registration Statement and (ii) a power of attorney (the Power of Attorney) granted by the Company to each member of the Board and each of Colin Beddall, Ramona Ivanescu, and David Cargill individually, for purposes of execution and filing of the Registration Statement.

1.3	In addition, we have obtained the following confirmations on the Date:

(a)	confirmation from the Chamber of Commerce that the Excerpt is up to date in all material respects; and

(b)

online confirmation obtained from the central insolvency register (Centraal Insolventieregister) of the Netherlands that the Company is not registered as having been granted a (provisional) suspension of payments ((voorlopige) surseance van betaling) or declared bankrupt (failliet verklaard),

(the confirmations under (a) and (b) above are collectively referred to as the Confirmations).

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2	Opinions

Based on, and subject to, the other provisions of this opinion letter, we render the following opinions at the Date:

Existence

2.1	The Company has been duly incorporated and validly exists under Dutch law as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

Execution and corporate action

2.2	The Company has taken all necessary corporate action to authorise its entry into and execution of the Registration Statement and the performance of its obligations thereunder.

2.3

The Company has the corporate power to enter into and execute the Registration Statement and to perform its obligations thereunder and to sell the Senior Debt Securities and to perform its obligations thereunder.

2.4	The Registration Statement has been validly executed on behalf of the Company.

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3	Scope

3.1	For the purpose of this opinion letter, we have examined and solely relied upon copies of the documents listed in paragraph 1.2 above.

3.2

The opinions expressed herein are limited to Dutch law as currently interpreted by the Dutch courts in published case law as at the Date. We do not express an opinion on the law of any jurisdiction other than the Netherlands. Furthermore we do not express an opinion on international law (including but not limited to rules established under or by treaties or international organisations such as the European Union) unless implemented in Dutch law and, if implemented, we do not express an opinion on whether Dutch law complies with such rules of international law or whether the provisions under international law have been correctly implemented in Dutch law. In addition no opinion is expressed on any tax matters and competition law, including state aid and public procurement law.

3.3

We express no opinion on matters of fact and have undertaken no factual investigation in connection with the transactions contemplated by the Registration Statement. We express no opinion on the accuracy of the assumptions contained in part 4.

3.4

This opinion letter is limited to the matters expressly stated in part 2. In particular, we express no opinion as to the accuracy of any representation or warranty given by the Company or any other party (expressed or implied) under or by virtue of the Registration Statement.

3.5

Our examination has been limited to the text of the Registration Statement and we have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.6

Each statement which has the effect of limiting this opinion letter is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings used in this opinion letter are for the ease of reference only and shall not affect the interpretation hereof. References herein to the plural include the singular and vice versa. This opinion letter expresses Dutch legal concepts in English terms and not in their original Dutch terms. Wherever Dutch terms are included for clarification, the meaning of such Dutch terms shall prevail for the purpose of interpretation of this opinion letter. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion letter may therefore only be relied upon under the condition that any issues of interpretation or liability arising thereunder will be governed by Dutch law and be brought exclusively before a Dutch court.

3.7

This opinion letter is given for the sole benefit of the Addressee in connection with the transactions contemplated by the Registration Statement and may not without our prior written consent in each instance be relied upon for any other purpose or relied upon by any person, firm, company or institution other than the Addressee.

3.8	We consent that this opinion letter may:

(a)

be disclosed by filing it as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC; and

(b)

not be disclosed to any person other than (i) to those persons who, in the ordinary course of business of the Addressee have access to its papers and records or are entitled by law to see them (such as auditors or regulatory authorities) or (ii) as required by law or regulation, in each case on the basis that those persons will make no further disclosure.

3.9

This opinion letter may only be relied upon under the condition and limitation that the liability of any party having liability hereunder is limited to the amount available and paid under the insurance coverage for professional indemnity (beroepsaansprakelijkheid) in regard to this opinion letter.

3.10	This opinion letter is rendered at the Date. We have no duty to keep you informed of subsequent developments which might affect this opinion letter.

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4	Assumptions

We have made the following assumptions:

4.1

All factual matters, statements and results of our investigation relied upon or assumed herein, including the factual matters and statements included in the documents listed in paragraph 1.2, are true, correct and complete on the Date.

4.2	Each signature set on the documents listed in paragraph 1.2 above is the genuine signature of the individual concerned and that individual has in fact set that signature.

4.3

In relation to any electronic signature (elektronische handtekening) used to sign any document listed in paragraph 1.2 other than any qualified electronic signature (elektronische gekwalificeerde handtekening), the signing method used for that electronic signature is sufficiently reliable, taking into account the purpose for which that electronic signature was used and all other circumstances.

4.4	All documents submitted to us as originals are authentic, correct and complete and all documents submitted to us as copies conform to the authentic originals thereof and are correct and complete.

4.5

The Registration Statement is not (wholly or in part) void, voidable, unenforceable, ineffective or otherwise capable of being affected as a result of any vitiating matter (such as mistake (dwaling), duress (bedreiging), undue influence (misbruik van omstandigheden), fraud (bedrog), misrepresentation, breach of directors’ duties, illegality or public policy).

4.6

The Deed of Incorporation is a valid notarial deed (authentieke akte) and there were no defects in the incorporation of the Company on the basis of which the Company does not exist or might be dissolved. Although not constituting conclusive evidence thereof, this assumption is supported by the fact that, appearing on the face of the Deed of Incorporation, there were no defects in the incorporation of the Company.

4.7

The Articles of Association contain the articles of association of the Company as in force on the Date. Although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Confirmations and the Excerpt.

4.8	The information set forth in the Excerpt is correct on the Date. Although not constituting conclusive evidence thereof, this assumption is supported by the Confirmations.

4.9	The resolutions contained in the Board Resolution were validly adopted and remain in full force and effect without modification and the confirmations contained therein are correct.

4.10

The Power of Attorney has not been revoked or amended or terminated before the execution of Registration Statement and no rule of law, which under the The Hague Convention on the Law Applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Registration Statement on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

4.11

(a) Each party to the Registration Statement other than the Company is duly incorporated and validly exists under applicable law, and to the extent required is in good standing, has all requisite power (corporate and otherwise), capacity and authority to enter into, execute and deliver (where such concept is legally relevant) and to perform its obligations under the Registration Statement under all applicable laws, and (b) the Registration Statement has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

4.12

It is conducive to the Company’s corporate interests (vennootschappelijk belang) to enter into the Registration Statement. Although not constituting conclusive evidence, this assumption is supported by the confirmations or declarations of the Board as set out in the Board Resolution.

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4.13

The Company will, after the consummation of the transactions contemplated by the Registration Statement, be able to meet its obligations and, at the time of entering into the Registration Statement, the Board had no reasons to believe that:

(a)	the interests of any (present or future) creditors of the Company will be prejudiced as a result of the transactions contemplated by the Registration Statement; or

(b)	the continuity of the Company is in danger or will be endangered by entering into and/or performing any obligation under the Registration Statement.

Although not constituting conclusive evidence, this assumption is supported by the confirmations or declarations of the Board as set out in the Board Resolution.

4.14

The Company has not been dissolved (ontbonden), granted a suspension of payments (surseance van betaling) or declared bankrupt (failliet verklaard). Although not constituting conclusive evidence thereof, this assumption is supported by (i) the contents of the Excerpt, (ii) the Articles of Association, and (iii) the Confirmations.

4.15

The “centre of main interests” of the Company, as referred to in the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (as amended by the Regulation (EU) 2021/2260 of the European Parliament and of the Council of 15 December 2021 and as may be further amended) (the EU Insolvency Regulation), is and has always been located in the Netherlands.

4.16

All necessary licences, authorisations, permissions, consents and exemptions by or from any public or semi-public authority or agency of any country other than the Netherlands which are required in connection with the entry into, execution and performance by each of the parties to the Registration Statement have been obtained and are in full force and effect.

4.17

All necessary licences, authorisations, permissions, consents and exemptions by or from any public or semi-public authority or agency of the Netherlands which are required in connection with the entry into, execution and performance of the Registration Statement by each of the parties to the Registration Statement other than the Company have been obtained and are in full force and effect.

4.18	The Registration Statement is valid and binding on the parties thereto and enforceable against those parties in accordance with its terms, under any law other than Dutch law.

4.19	There are no facts relevant to this opinion letter that do not appear from the documents listed in paragraph 1.2.

4.20

Insofar as any obligation under the Registration Statement falls to be performed in any jurisdiction outside the Netherlands, its performance will not be illegal or ineffective under the laws of that jurisdiction.

4.21

The entry into the Registration Statement and the transactions contemplated thereby, do not constitute or result in a conflict of interest (tegenstrijdig belang) within the meaning of section 2:239(6) of the Dutch Civil Code between any member of the Board and the Company or the enterprise connected thereto. Although not constituting conclusive evidence thereof, this assumption is supported by the confirmations of the Board set out in the Board Resolution.

4.22

The general meeting (algemene vergadering) of the Company has not subjected any resolutions of the Board to its approval pursuant to article 12 of the Articles of Association. Although not constituting conclusive evidence thereof, this assumption is supported by the confirmations of the Board as set out in the Board Resolution.

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4.23

The Company does not have a works council (ondernemingsraad), all requirements under the Works Councils Act (Wet op de ondernemingsraden) have been complied with and no advice is required to be sought from any other works council in the group of companies with which the Company forms a group in respect of the Registration Statement and the transactions contemplated thereby. Although not constituting conclusive evidence thereof, this assumption is supported by the confirmations of the Board set out in the Board Resolution.

4.24	No law of any jurisdiction other than the Netherlands has any bearing on this opinion letter.

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5	Qualifications

This opinion letter is subject to the following qualifications:

5.1

The opinions expressed herein may be affected by and are subject to the provisions of laws concerning insolvency, including but not limited to any of the insolvency proceedings referred to in article 2(4) of the EU Insolvency Regulation or listed in Annex A thereto, resolution, intervention and such other measures as may be taken in relation to financial enterprises or their affiliates, any of the public (openbare) or private (besloten) proceedings for a composition plan outside of bankruptcy (akkoordprocedure buiten faillissement), moratorium, cooling-off period (afkoelingsperiode), reorganisation, liquidation, fraudulent conveyance/wrongful or fraudulent trading (actio pauliana), deactivation of ipso facto clauses and compulsory dissolution (ontbinding) of a company, force majeure (overmacht) and other laws of general application relating to or affecting the rights of creditors (including set-off and statutory preferences) in any relevant jurisdiction.

5.2

We note that under Dutch law a bankruptcy (faillissement) or a (provisional) suspension of payment (surseance van betaling) is retroactive to 00.00 hours on the date of the bankruptcy or (provisional) suspension of payments judgment. As a result it cannot be ruled out that at the Date a bankruptcy or (provisional) suspension of payment may have occurred.

5.3

Under Dutch law a power of attorney (volmacht), including a mandate (lastgeving), whether or not irrevocable, granted by a Dutch company will terminate without notice by force of law upon bankruptcy of such company. It is possible that the appointment by a Dutch company of a process agent would be deemed to constitute a power of attorney or a mandate. To the extent that Dutch law applies, (a) a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen) and (b) a power of attorney can only be exercised by the attorney in fact being the recipient of a legal act (Selbsteintritt) if no conflict of interest can arise within the meaning of section 3:68 of the Dutch Civil Code, unless stipulated otherwise in the power of attorney.

5.4

If a legal act (rechtshandeling) performed by a Dutch legal entity (such as the Company), is not in the entity’s corporate interest, the act may exceed the entity’s corporate power, may violate its articles of association and may therefore be nullified pursuant to section 2:7 of the Dutch Civil Code if the recipient to the act knew or should have known that such legal act was not in the entity’s corporate interest. The object clause, though an important element is not by itself decisive.

5.5	The concepts of “trust”, “delivery of documents”, “deed” and “seal” as known in common law jurisdictions are not known as such under Dutch law.

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